Exhibit 99.1

KBR Reports Third Quarter Fiscal 2026 Results

Third Quarter Fiscal 2026 Results
(All comparisons against the third quarter fiscal 2025 unless noted.)

•Revenues of $2.0 billion, up 5%
•Net income attributable to KBR of $133 million, up 16%; Operating income of $186 million, down 3% with an Operating income margin of 9.2%
•Adjusted EBITDA2 of $268 million, up 12% with an Adjusted EBITDA2 margin of 13.2%
•Diluted EPS attributable to KBR of $1.06, up 18%
•Adjusted EPS2 of $1.12, up 10%
•Bookings and options1 of $2.4 billion with 0.9x book-to-bill1

Third Quarter YTD Fiscal 2026 Results
(All comparisons against the third quarter YTD fiscal 2025 unless noted.)

•Revenues of $5.9 billion, up 1%
•Net income attributable to KBR of $331 million, up 9%; Operating income of $538 million, down 8% with an Operating income margin of 9.1%
•Adjusted EBITDA2 of $777 million, up 6% with an Adjusted EBITDA2 margin of 13.1%
•Diluted EPS attributable to KBR of $2.60, up 12%
•Adjusted EPS2 of $3.06, up 4%
•Bookings and options1 of $6.1 billion with 1.0x book-to-bill1

HOUSTON, TX - October 29, 2026 - KBR, Inc. (NYSE: KBR) today announced its third quarter fiscal 2026 results.

“We delivered a strong third quarter, with profitable growth and solid execution across both businesses reinforcing our confidence in the full-year outlook,” said Stuart Bradie, President and Chief Executive Officer. “We also achieved important separation milestones during the quarter, including publication of the Form 10 and the successful implementation of key standalone systems and infrastructure. With leadership teams in place, strong customer demand across both businesses and Investor Days approaching, KBR and Trinzic are well positioned to launch as independent companies in January.”

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flow, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures

Summarized Third Quarter Fiscal 2026 Consolidated Results

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
Dollars in millions, except share data	2026	2025	2026	2025
Revenues	$2,028	$1,931	$5,935	$5,901
Operating income	186	191	538	587
Net income attributable to KBR	133	115	331	304
Net income attributable to KBR from continuing operations	130	116	328	341
Adjusted EBITDA[2]	268	240	777	730
Operating income margin	9.2%	9.9%	9.1%	9.9%
Adjusted EBITDA[2] margin	13.2%	12.4%	13.1%	12.4%
Earnings per share:
Diluted earnings per share attributable to KBR	1.06	0.90	2.60	2.33
Diluted earnings per share from continuing operations	1.03	0.91	2.57	2.62
Adjusted earnings per share[2]	1.12	1.02	3.06	2.93
Cash flows:
Operating cash flows from continuing operations	171	198	331	506
Adjusted operating cash flows[2]	188	198	371	506
Return of capital to shareholders:
Payments to repurchase common stock	—	100	29	304
Payments of dividends to shareholders	21	22	63	63
			October 2,	January 2,
			2026	2026
Leverage:
Net debt[3]			2,118	2,117
TTM Adjusted EBITDA[2]			1,015	968
Net leverage			2.1x	2.2x

Third Quarter Fiscal 2026 Consolidated Results Review
(All comparisons against the third quarter fiscal 2025 unless noted.)

Revenues were $2.0 billion, up 5% or $97 million, primarily due to strong execution of engineering and professional services projects within Sustainable Technology Solutions, partially offset by anticipated reductions in NASA programs within Mission Technology Solutions.

Operating income was $186 million, down 3% or $5 million, as higher gross profit driven by increased revenues was more than offset by increased spin-off costs associated with the planned separation, higher selling, general and administrative expenses and lower equity in earnings from unconsolidated joint ventures.

Net income attributable to KBR was $133 million, up 16% or $18 million, reflecting strong operating performance, lower interest expense and a lower effective tax rate driven by interest income associated with a discrete tax benefit, partially offset by higher spin-off costs associated with the planned separation.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Diluted earnings per share attributable to KBR were $1.06, up 18% or $0.16, in line with increased net income attributable to KBR noted above and lower diluted weighted average common shares outstanding due to open market share repurchases.

Adjusted EBITDA2 was $268 million, up 12% or $28 million, driven by strong execution across both business segments, including contributions from unconsolidated joint ventures, favorable portfolio mix and lower corporate costs. Adjusted EBITDA2 margin was 13.2%.

Adjusted earnings per share2 were $1.12, up 10% or $0.10, due to the increase in adjusted EBITDA2 noted above, lower below-the-line expenses and lower adjusted weighted average common shares outstanding due to open market share repurchases, partially offset by higher interest expense associated with unconsolidated joint ventures.

Backlog and options as of the quarter end totaled $23.1 billion. Book-to-bill1 was 0.9x for the quarter. Excluding the NASA insourcing debooking, book-to-bill1 was 1.0x for the quarter.

Summarized Third Quarter Fiscal 2026 Segment Results

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
Dollars in millions	2026	2025	2026	2025
Revenues	$2,028	$1,931	$5,935	$5,901
Mission Technology Solutions	1,266	1,326	3,870	4,043
Sustainable Technology Solutions	762	605	2,065	1,858
Adjusted EBITDA[2]	268	240	777	730
Mission Technology Solutions	145	138	441	413
Sustainable Technology Solutions	147	128	407	397
Corporate	(24)	(26)	(71)	(80)
Adjusted EBITDA[2] margin	13.2%	12.4%	13.1%	12.4%
Mission Technology Solutions	11.5%	10.4%	11.4%	10.2%
Sustainable Technology Solutions	19.3%	21.2%	19.7%	21.4%
			October 2,	January 2,
			2026	2026
Backlog			17,718	16,864
Mission Technology Solutions			11,890	12,552
Sustainable Technology Solutions			5,828	4,312
Backlog and options			23,122	23,211
Mission Technology Solutions			17,294	18,899
Sustainable Technology Solutions			5,828	4,312

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Third Quarter Fiscal 2026 Segment Results Review
(All comparisons against the third quarter fiscal 2025 unless noted.)

Mission Technology Solutions (MTS)
Revenues were $1.3 billion, down 5% or $60 million, primarily due to lower U.S. Government Federal Civilian customer volumes associated with anticipated NASA headwinds, partially offset by growth across Defense & Intelligence and International Government customers.

Operating income was $115 million, up 2% or $2 million, reflecting higher equity in earnings from unconsolidated joint ventures, favorable portfolio mix and strong project execution, partially offset by lower revenues and higher selling, general and administrative expenses. Operating income margin was 9.1%.

Adjusted EBITDA2 was $145 million, up 5% or $7 million, reflecting higher unconsolidated joint venture adjusted EBITDA contributions and favorable portfolio mix. Adjusted EBITDA2 margin was 11.5%.

Backlog and options as of the quarter end totaled $17.3 billion. Book-to-bill1 was 0.6x for the quarter. Excluding the NASA insourcing debooking, book-to-bill¹ was 0.8x for the quarter.

The following new business awards were announced:
•Re-awarded the $8 billion ceiling Antarctic Science and Engineering Support Contract (ASESC) for the U.S. National Science Foundation, supporting U.S. Antarctic Program stations and research camps under a 20-year single-award IDIQ contract following resolution of the GAO protest. This award is not yet reflected in backlog or book-to-bill.
•Awarded the $208 million U.S. Army Tactical Aviation and Ground Munitions (TAGM) task order to provide engineering, technical and programmatic support for precision strike and aviation modernization programs over a five-year period of performance.
•Awarded the $60 million NATO PATRIOT air and missile defense support contract to provide technical and engineering services supporting the PATRIOT system and its integration with the Integrated Battle Command System (IBCS).
•Awarded the UK Ministry of Justice Workplace Services Management contract to provide integrated workplace services across the Ministry's estate, extending a longstanding relationship spanning more than eight years.
•Awarded a three-year contract to provide radio frequency engineering and modernization services for a U.S. government customer supporting mission-critical national security systems.

During the quarter, we reached a settlement agreement with U.S. TRANSCOM related to the Global Household Goods Contract, resolving outstanding matters and converting the government's prior termination for default to termination for convenience.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Sustainable Technology Solutions (STS)
Revenues were $762 million, up 26% or $157 million, driven by the conversion of strong bookings secured over the past several quarters into revenue growth.

Operating income was $124 million, up 4% or $5 million, reflecting favorable project mix and execution during the quarter, partially offset by lower equity in earnings from unconsolidated joint ventures. Operating income margin was 16.3%.

Adjusted EBITDA2 was $147 million, up 15% or $19 million, reflecting strong project execution and favorable portfolio mix. Adjusted EBITDA2 margin was 19.3%.

Backlog as of the quarter end reached a record $5.8 billion. Book-to-bill1 was 1.3x for the quarter.

The following new business awards were announced:
•Awarded an offshore engineering contract by Aramco to provide engineering and project execution services supporting upgrades to processing, gas compression and power infrastructure across the Marjan field in the Arabian Gulf.
•KBR’s Purifier® ammonia technology selected for SABIC Agri-Nutrients’ new 3,500 MTPD ammonia plant in Jubail, Saudi Arabia, including basic engineering design, proprietary equipment and catalyst supply.
•Awarded the Live Oak e-NG project FEED contract by the Live Oak consortium to provide front-end engineering design services for a proposed large-scale electric natural gas (e-methane) production facility in Nebraska.
•Awarded the Kazakhstan Sustainable Aviation Fuel (SAF) project contract by KMG-Aero and KazFoodProducts to license KBR's PureSAF® technology and provide engineering design for Kazakhstan's first SAF production plant.
•Selected for the Morocco green ammonia project Pre-FEED study by ORNX Green Hydrogen to support development of a world-scale low-cost ammonia facility in the Laâyoune region.
•Awarded contracts to revamp two ammonia plants in Germany and Austria for AGF Nitrogen, leveraging KBR's proprietary ammonia and KRES technologies to improve energy efficiency, reduce emissions and support long-term fertilizer production in Europe.

Balance Sheet, Cash Flow, and Capital Deployment
Liquidity as of October 2, 2026, totaled approximately $1.1 billion, comprising $625 million in borrowing capacity under the revolving credit facility and $439 million in cash and cash equivalents. Net leverage ratio as of October 2, 2026, was 2.1x.

Operating cash flows from continuing operations for the quarter were $171 million, down 14% or $27 million. Adjusted operating cash flows2 for the quarter were $188 million, down 5% or $10 million.

During the third quarter, KBR returned $21 million in capital to shareholders in regular dividends.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Reaffirming Fiscal 2026 Guidance
KBR reaffirms the following full‑year fiscal 2026 outlook for the consolidated company.

Fiscal Year 2026 Guidance
Revenues	$7.90B - $8.36B
Adjusted EBITDA	$980M - $1,040M
Adjusted EPS	$3.87 - $4.22
Adjusted operating cash flows	$560M - $600M

The company does not provide reconciliations of Adjusted EBITDA, Adjusted EPS, and Adjusted operating cash flows to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Planned Spin-Off of Mission Technology Solutions and Investor Days
KBR continues to advance the planned separation of its Mission Technology Solutions business, which will become Trinzic upon completion of the spin-off. The transaction is targeted to be completed on January 4, 2027, subject to final approval by KBR's Board of Directors and other customary conditions, including the effectiveness of the registration statement on Form 10 filed with the SEC on September 30, 2026. Upon completion, KBR and its shareholders are expected to benefit from ownership in two independent public companies, each with enhanced strategic focus, operational flexibility and distinct capital allocation priorities.

To provide investors with a deeper look at the strategies, growth opportunities and financial outlooks of both businesses, KBR and Trinzic will host separate Investor Day events in New York City on November 11, 2026 and November 12, 2026, respectively. The events will feature presentations from each company's leadership team and will be webcast live.

Additional information regarding the planned spin-off, including registration details for KBR's and Trinzic's Investor Day events, is available on the Investor Relations section of KBR's website at investors.kbr.com/news-and-events/spin-off-information.

Conference Call Details
The company will host a conference call to discuss its third quarter fiscal 2026 results on Thursday, October 29, 2026, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website via the webcast link here: https://events.q4inc.com/attendee/485891893.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

About KBR
KBR is a global, capital-light lifecycle solutions company serving customers in high-complexity industrial, energy and infrastructure markets. Through its advisory, technical, engineering and operating expertise, KBR helps customers shape investments, reduce risk, deploy complex technologies, improve performance and deliver reliable outcomes across the asset lifecycle.

Following the planned separation of the Mission Technology Solutions business, KBR will operate as a focused standalone company with differentiated customer relationships, global execution capabilities and a capital-efficient business model. The company is positioned to benefit from long-term secular growth trends across energy security, energy transition, industrial modernization, and infrastructure investment. KBR's 16,000 employees operate across more than 30 countries.

Visit www.kbr.com

About Trinzic
KBR’s Mission Technology Solutions business is expected to be spun off as an independent public company in January 2027 and will then operate under the new name Trinzic. The name is inspired by the word intrinsic, reflecting the essential capabilities, deep expertise, speed and trusted performance that have defined the business for decades. Trinzic will enter the market as a global company and partner to customers supporting some of the highest priority missions across national security, human performance, global operations and space. Trinzic will launch with more than $5 billion in annual revenue, established partnerships and contracts, 20,000 employees and a global footprint.

Visit www.trinzic.com

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, and our planned spin-off of the Mission Technology Solutions business, including the anticipated timing, benefits and tax treatment of the spin-off transaction, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and regulatory requirements and policies that may require us to pause, delay or abandon new and existing projects; changes in the priorities, focus, authority and budgets of government agencies under the current administration that may impact our existing projects and/or our ability to win new contracts; the ongoing conflict between Russia and Ukraine and global volatility and continued unrest, including in the Middle East, and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, or ongoing uncertainty related to impacts of newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or other changes in trade policy, including impact tariffs could have on customer spend; the company’s ability to manage its liquidity; delays, cancellations or reversals of contract awards due to bid protests or legal challenges; the potential adverse outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; the company's proposed spin-off; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission (SEC) filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investor Relations: Rachael Goldwait Vice President, Investor Relations 713-753-4634 Investors@kbr.com	Media Relations: Caitlin Gardner Director, Global Communications 713-753-3800 Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
	2026	2025	2026	2025
Revenues:
Mission Technology Solutions	$1,266	$1,326	$3,870	$4,043
Sustainable Technology Solutions	762	605	2,065	1,858
Total revenues	2,028	1,931	5,935	5,901
Gross profit	301	270	859	860
Equity in earnings of unconsolidated affiliates	64	70	167	163
Selling, general and administrative expenses	(154)	(145)	(416)	(431)
Spin-off costs and other charges	(24)	(4)	(70)	(4)
Other operating expense	(1)	—	(2)	(1)
Operating income (loss):
Mission Technology Solutions	115	113	342	334
Sustainable Technology Solutions	124	119	340	371
Corporate	(53)	(41)	(144)	(118)
Total operating income	186	191	538	587
Interest expense	(36)	(39)	(108)	(121)
Other non-operating expense	—	—	(2)	(5)
Income from continuing operations before income taxes	150	152	428	461
Provision for income taxes	(18)	(34)	(96)	(116)
Net income from continuing operations	132	118	332	345
Net income (loss) from discontinued operations, net of tax	4	(1)	4	(55)
Net income	136	117	336	290
Less: Net income attributable to noncontrolling interests included in continuing operations	2	2	4	4
Less: Net income (loss) attributable to noncontrolling interests included in discontinued operations	1	—	1	(18)
Net income attributable to KBR	133	115	331	304
Adjusted EBITDA¹	$268	$240	$777	$730

Diluted earnings per share from continuing operations	$1.03	$0.91	$2.57	$2.62
Diluted earnings (loss) per share from discontinued operations	$0.03	$(0.01)	$0.03	$(0.29)
Diluted earnings per share attributable to KBR	$1.06	$0.90	$2.60	$2.33
Adjusted EPS¹	$1.12	$1.02	$3.06	$2.93
Diluted weighted average common shares outstanding	126	128	127	130
Adjusted weighted average common shares outstanding	126	128	127	130
1 See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	October 2, 2026	January 2, 2026
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$439	$500
Accounts receivable, net of allowance for credit losses of $6 and $6, respectively	1,300	1,086
Contract assets	320	280
Other current assets	225	166
Current assets of discontinued operations	14	19
Total current assets	2,298	2,051
Pension assets	127	89
Property, plant and equipment, net of accumulated depreciation of $520 and $506 (including net PPE of $7 and $5 owned by a variable interest entity), respectively	244	232
Operating lease right-of-use assets	224	217
Goodwill	2,670	2,677
Intangible assets, net of accumulated amortization of $535 and $501, respectively	681	727
Equity in and advances to unconsolidated affiliates	242	107
Deferred income taxes	120	162
Other assets (including $51 and $0 of available-for-sale debt securities at fair value, respectively)	412	322
Total assets	$7,018	$6,584
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$847	$712
Contract liabilities	429	331
Accrued salaries, wages and benefits	353	342
Current maturities of long-term debt	554	49
Other current liabilities	253	235
Current liabilities of discontinued operations	10	19
Total current liabilities	2,446	1,688
Employee compensation and benefits	153	144
Income tax payable	102	83
Deferred income taxes	97	95
Long-term debt	1,987	2,547
Operating lease liabilities	236	236
Other liabilities	223	279
Total liabilities	5,244	5,072
Commitments and Contingencies
KBR shareholders' equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 183,200,830 and 182,891,428 shares issued, and 126,108,987 and 126,454,289 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,572	2,552
Retained earnings	1,965	1,697
Treasury stock, 57,091,843 shares and 56,437,139 shares, at cost, respectively	(1,842)	(1,818)
Accumulated other comprehensive loss	(931)	(928)
Total KBR shareholders' equity	1,764	1,503
Noncontrolling interests	10	9
Total shareholders' equity	1,774	1,512
Total liabilities and shareholders' equity	$7,018	$6,584

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine months ended
	October 2, 2026	October 3, 2025
Cash flows from operating activities:
Net income	$336	$290
Net (income) loss from discontinued operations, net of tax	(4)	55
Net income from continuing operations	332	345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126	129
Equity in earnings of unconsolidated affiliates	(167)	(163)
Deferred income tax	42	50
Other charges associated with lease right-of-use asset impairment	19	—
Other	(4)	(2)
Changes in operating assets and liabilities, net of acquired business:
Accounts receivable, net of allowance for credit losses	(218)	(40)
Contract assets	(38)	29
Accounts payable	134	(52)
Contract liabilities	99	(1)
Accrued salaries, wages and benefits	19	41
Payments on operating lease liabilities	(61)	(62)
Payments from unconsolidated affiliates, net	10	10
Distributions of earnings from unconsolidated affiliates	145	163
Other assets and liabilities	(107)	59
Total cash flows provided by operating activities - continuing operations	$331	$506
Cash flows from investing activities:
Purchases of property, plant and equipment	$(36)	$(24)
Return of (investment in) equity method investments, net	(127)	82
Acquisition of business, net of cash acquired	—	(13)
Purchases of available-for-sale debt securities	(49)	—
Purchases of other investments	(13)	—
Other	2	2
Total cash flows provided by (used in) investing activities - continuing operations	(223)	47
Cash flows from financing activities:
Borrowings on Revolver	281	555
Payments on short-term and long-term debt	(37)	(27)
Payments on Revolver	(301)	(505)
Payments to repurchase common stock	(29)	(304)
Payments of dividends to shareholders	(63)	(63)
Other	(15)	(6)
Total cash flows used in financing activities - continuing operations	$(164)	$(350)
Total operating cash flows from discontinued operations	(3)	(31)
Total investing cash flows from discontinued operations	—	(12)
Total financing cash flows from discontinued operations	—	10
Total cash flows from discontinued operations	$(3)	$(33)
Effect of exchange rate changes on cash	(4)	19
Increase (decrease) in cash and cash equivalents	(63)	189
Cash and cash equivalents at beginning of period	505	350
Cash and cash equivalents at end of period	$442	$539
Less: cash and cash equivalents at end of period for discontinued operations	3	—
Cash and cash equivalents at end of period for continuing operations	$439	$539
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$21	$21

Unaudited Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted EBITDA
We evaluate performance based on Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as Net income (loss) attributable to KBR, plus Net (income) loss from discontinued operations, net of tax; less Net income (loss) attributable to noncontrolling interest included in discontinued operations; less Interest expense; Other non-operating expense (income); Provision for income taxes; Depreciation and amortization (D&A); and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA can also be defined as Operating income less Net income attributable to noncontrolling interests from continuing operations; plus D&A; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA margin for each of the three- and nine-month periods ended October 2, 2026 and October 3, 2025 are considered non-GAAP financial measures under SEC rules because Adjusted EBITDA excludes certain amounts included in the calculation of Net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three- and nine-month periods ended October 2, 2026 and October 3, 2025 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
Dollars in millions	2026	2025	2026	2025

Net income attributable to KBR	$133	$115	$331	$304
Net (income) loss from discontinued operations, net of tax	(4)	1	(4)	55
Net income (loss) attributable to noncontrolling interest included in discontinued operations	1	—	1	(18)
Net income attributable to KBR from continuing operations	$130	$116	$328	$341
Adjustments
•Interest expense	36	39	108	121
•Other non-operating expense	—	—	2	5
•Provision for income taxes	18	34	96	116
•Depreciation and amortization	43	43	126	129
•Spin-off, acquisition and restructuring	23	8	72	18
•Share of JV interest, tax, D&A and acquisition costs (1)	17	—	44	—
•Ichthys commercial dispute cost	1	—	1	—
Adjusted EBITDA	$268	$240	$777	$730

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
Dollars in millions	2026	2025	2026	2025

Operating income - MTS	$115	$113	$342	$334
•Net loss attributable to noncontrolling interests included in continuing operations	—	—	—	1
•Depreciation and amortization	26	25	75	78
•Spin-off, acquisition and restructuring	—	—	16	—
•Share of JV interest, tax, D&A and acquisition costs (1)	4	—	8	—
Adjusted EBITDA - MTS	$145	$138	$441	$413

Operating income - STS	$124	$119	$340	$371
•Net income attributable to noncontrolling interests included in continuing operations	(2)	(2)	(4)	(5)
•Depreciation and amortization	11	11	32	31
•Spin-off, acquisition and restructuring	—	—	2	—
•Share of JV interest, tax, D&A and acquisition costs (1)	13	—	36	—
•Ichthys commercial dispute cost	1	—	1	—
Adjusted EBITDA - STS	$147	$128	$407	$397

Operating loss - Corporate	$(53)	$(41)	$(144)	$(118)
•Depreciation and amortization	6	7	19	20
•Spin-off, acquisition and restructuring	23	8	54	18
Adjusted EBITDA - Corporate	$(24)	$(26)	$(71)	$(80)

Operating income - KBR	$186	$191	$538	$587
•Net income attributable to noncontrolling interests included in continuing operations	(2)	(2)	(4)	(4)
•Depreciation and amortization	43	43	126	129
•Spin-off, acquisition and restructuring	23	8	72	18
•Share of JV interest, tax, D&A and acquisition costs (1)	17	—	44	—
•Ichthys commercial dispute cost	1	—	1	—
Adjusted EBITDA - KBR	$268	$240	$777	$730

(1) Beginning with the three months ended April 3, 2026, Adjusted EBITDA was revised to include add-backs associated with KBR's share of unconsolidated JV interest, taxes, depreciation, amortization and acquisition costs on a prospective basis. Management concluded that retrospective application would not provide additional meaningful information to investors and therefore did not recast historical non‑GAAP results. The estimated impact to fiscal 2025 margins was approximately 20 basis points.

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three- and nine-month periods ended October 2, 2026 and October 3, 2025 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three- and nine-month periods ended October 2, 2026 and October 3, 2025 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
	2026	2025	2026	2025

Diluted EPS attributable to KBR	$1.06	$0.90	$2.60	$2.33
Less: Diluted earnings (loss) per share from discontinued operations	0.03	(0.01)	0.03	(0.29)
Diluted EPS from continuing operations	$1.03	$0.91	$2.57	$2.62
•Amortization related to acquisitions	0.06	0.07	0.18	0.22
•Ichthys commercial dispute cost	0.01	—	0.01	—
•Spin-off, acquisition and restructuring	0.14	0.04	0.42	0.09
•Interest income associated with discrete tax benefit	(0.12)	—	(0.12)	—
Adjusted EPS	$1.12	$1.02	$3.06	$2.93
Diluted weighted average common shares outstanding	126	128	127	130
Adjusted weighted average common shares outstanding	126	128	127	130

Adjusted Operating Cash Flows and Adjusted Operating Cash Conversion
Adjusted operating cash flows and Adjusted operating cash conversion are considered non-GAAP financial measures under SEC rules. Adjusted operating cash flows exclude certain amounts included in the cash flows provided by operating activities calculated in accordance with GAAP. Adjusted operating cash conversion is calculated as Adjusted operating cash flows divided by Adjusted weighted average common shares outstanding, which is then divided by Adjusted earnings per share. Management believes that Adjusted operating cash flows and adjusted operating cash conversion afford investors a view of what management considers KBR's core operating cash flow performance for each of the three- and nine-month periods ended October 2, 2026 and October 3, 2025 and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
Dollars in millions, except per share amounts	2026	2025	2026	2025

Operating cash flows from continuing operations	$171	$198	$331	$506
Adjust: Spin-off transaction costs	17	—	40	—
Adjusted operating cash flows	$188	$198	$371	$506

Adjusted operating cash flow per adjusted share	1.49	1.55	2.92	3.89
Adjusted earnings per share	1.12	1.02	3.06	2.93
Adjusted operating cash conversion	133%	152%	95%	133%